Exhibit 99.1

Previously Disclosed Millrose Spin-off Record Date and Election Period

for Lennar Stockholders Begins Today

MIAMI, Jan. 21, 2025 /PRNewswire/ — Lennar Corporation (NYSE: LEN and LEN.B) (“Lennar”) is issuing this press release to remind Lennar stockholders that the previously disclosed record date and election period for the taxable spin-off of approximately 80% of the stock of Millrose Properties, Inc. (“Millrose”) begins today.

On February 7, 2025, each holder of Lennar Class A or Class B common stock as of the close of business today (January 21, 2025) (the “record date”) shall receive one share of Millrose Class A common stock for each two shares of Lennar Class A or Class B common stock held of record on the record date. Any shares of Lennar Class A or Class B common stock acquired in trades that will settle after the record date (or otherwise not held on the record date) will not receive any Millrose shares in the spin-off. Each holder of record may submit an election to receive Millrose Class B common stock instead of Millrose Class A common stock with regard to some or all of the Millrose stock to which the holder is entitled. The election period will commence after the close of business today, and will end at 5:00 p.m. New York City time on February 3, 2025 (the “Election Expiration Time”).

Each holder of Lennar Class A or Class B common stock will receive election-related materials with instructions on how to elect to receive Millrose Class B common stock either in the mail from Lennar’s transfer agent or through the holder’s brokerage firm or other nominee holder. Holders of Lennar common stock who do not electronically submit a properly completed election form or a valid election in accordance with the instructions provided by the holder’s brokerage firm or other nominee holder prior to the Election Expiration Time will receive Millrose Class A common stock in the distribution, including if such holder is a holder of Lennar Class B common stock. There is no option for any stockholder to submit the election form by mail. All elections must either be made electronically at https://lennar.uat.computersharecas.com/offer/ using the instructions provided in the election materials that stockholders will receive in the mail or in accordance with the instructions provided by the holder’s brokerage firm or other nominee holder, as applicable.

For detailed information about Millrose, the spin-off and the election, Lennar stockholders should review the Millrose registration statement on Form S-11 under the Securities Act of 1933, as amended, that has been filed with the SEC and was declared effective on January 17, 2025, and the related prospectus which can be obtained on the SEC website www.SEC.gov, or on Millrose’s website www.Millroseproperties.com. Millrose’s website has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release or the registration statement. Alternatively, Millrose will arrange to send you, free of charge, the registration statement and the related prospectus if you request it by contacting Millrose Properties, Inc. at 600 Brickell Avenue, Suite 1400, Miami, Florida 33131, or at info@millroseproperties.com.

About Lennar

Lennar Corporation, founded in 1954, is one of the nation’s leading builders of quality homes for all generations. Lennar builds affordable, move-up and active adult homes primarily under the Lennar brand name. Lennar’s Financial Services segment provides mortgage financing, title and closing services primarily for buyers of Lennar’s homes and, through LMF Commercial, originates mortgage loans secured primarily by commercial real estate properties throughout the United States. Lennar’s Multifamily segment is a nationwide developer of high-quality multifamily rental properties. LENX drives Lennar’s technology, innovation and strategic investments.

About Millrose

After the spin-off, Millrose will become an independent, publicly traded company that will engage, through its subsidiaries, in land purchases, horizontal development and homesite option purchase arrangements, for Lennar, certain entities with which Lennar has a business relationship or in which Lennar has an ownership interest, and potentially other homebuilders and developers.

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Forward-looking statements

This press release contains forward-looking statements, including, in particular, statements about the successful completion of the spin-off and Millrose’s business, plans, strategies and objectives following the spin-off. You can generally identify forward-looking statements by our use of forward-looking terminology such as “may,” “can,” “shall,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue” or other similar words or the negatives thereof. Assumptions relating to these statements involve judgments with respect to, among other things, competitive and market conditions, future business decisions and Millrose’s relationships with customers, all of which are difficult or impossible to accurately predict and many of which are beyond our control. There can be no assurance that these forward-looking statements will prove to be accurate and our actual results, performance and achievements may be materially different from that expressed or implied by these forward-looking statements. Additionally, there can be no assurance that the Millrose spin-off will be completed on the expected timing or at all. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of this information should not be regarded as a representation by us or any other person that our objectives and plans, which we consider to be reasonable, will be achieved.